EXHIBIT 25

Statement of Eligibility of Trustee

We do not have any trustees in connection with this registration, and we are not qualifying any indenture or offering debt securities that would require a trustee under the Trust Indenture Act; accordingly, no Statement of Eligibility of Trustee will be filed as Exhibit 25, and this exhibit is not applicable to our S-1 at this time.